UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 3, 2013

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 E. Warm Springs Road, Suite 102 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

Effective September 3, 2013 Trevor A. Taylor has resigned his position as Vice President Development and Operations of Nevada Gold & Casinos, Inc. (the “Company”). In connection with his resignation, the Company has entered into a Consulting Agreement (the “Agreement”) with Mr. Taylor for a term expiring on January 31, 2014. Under the Agreement Mr. Taylor will provide advice to the Company as reasonably requested by the Chief Executive Officer, but shall devote no more than 20 hours per week as a consultant. His compensation will be $12,500 per month plus reimbursement for reasonable out-of-pocket business expenses.

Pursuant to a separate release and separation agreement, the Company will also provide employee health care coverage to Mr. Taylor during the term of the Consulting Agreement but will have no further liability or obligation to him.

Mr. Taylor’s decision to resign his position as an officer of the Company did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Michael P. Shaunnessy, President and Chief Executive Officer will assume all of Mr. Taylor’s duties including new project development and operations.

Item 8.01.   Other Information

Not applicable.

Item 9.01.   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: September 3, 2013	By:	/s/ Michael P. Shaunnessy
Michael P. Shaunnessy
President

INDEX TO EXHIBITS

Item	Exhibit
9.01	Not applicable.